EXHIBIT 10.32

SATELITES MEXICANOS, S.A. DE C.V.
                                                          AGREEMENT NUMBER 094-1

INTERNATIONAL LEASE OF SATELLITE CAPACITY AGREEMENT OF THE MEXICAN SATELLITE SYSTEM, EXECUTED BY AND BETWEEN SATELITES MEXICANOS, S.A. DE C.V., HEREINAFTER REFERRED TO AS "SATMEX", HEREIN REPRESENTED BY ENGINEER LAURO ANDRES GONZALEZ MORENO AS ITS DIRECTOR GENERAL, AND TELESPAN, INC , HEREINAFTER REFERRED TO AS THE "CUSTOMER", REPRESENTED BY CHARLES RANDY POOLE, ITS LEGAL REPRESENTATIVE, IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

2.   "SATMEX" STATES:

 .2   That it is a corporation incorporated under Mexican Law as recorded in
     Public Instrument number 51,371 dated June 26, 1997 executed before Lic. Miguel Alessio Robles, Notary Public number 19 of Mexico City, and recorded in the Public Registry of Property and Commerce under file number 226,109; it's primary corporate purpose is the installation, operation, control and exploitation of the Mexican Satellite System, via the occupancy and exploitation of geostationary orbital positions and satellite orbits assigned to the country, with their respective frequency bands and rights to transmit and receive signals in the terms of the Federal Telecommunications Law and the Communications Via Satellite Regulations.

 .2   That pursuant to articles 11, section III, 29, second paragraph and transitory fourth of the Federal Telecommunications Law and 7 of the Communications Via Satellite Regulations, through concessions dated October 23, 1997 granted by the Minister of the Ministry of Communications and Transportation a concession was granted to Satelites Mexicanos, S.A. de C.V. to occupy geostationary orbital positions 109.2 degrees, 113.0 degrees and 116.8 degrees longitude west for the exclusive exploitation of "C" and "Ku" frequency bands and the rights to transmit and receive signals.

 .2   That Engineer Lauro Andres Gonzalez Moreno, as the Director General, is
     sufficiently qualified to execute this agreement, as evidenced by the Transcript of Public Instrument No. 19258 dated November 26, 1997, granted before Notary Public No. 102, of Mexico City, Lic. Jose Maria Morera Gonzalez.

 .2   That pursuant to Article 2 section VIII of the Regulations of
     Communications Via Satellite, it has the status of a satellite operator, which is defined as the person who, by a concession or assignment to occupy geostationary positions or satellite orbits assigned to the country, with their respective associated frequency bands, operates and exploits a satellite system allowing it only to provide its satellite capacity to third parties.

 .2   That it satisfies the technical and economic conditions to undertake in order to provide the service, subject matter of this agreement.

 .2   That its Federal Taxpayers Registration number is SME 970626 MK5.

 .2   That to exercise and comply with its rights and obligations hereunder, it shows its domicile as Blvd. M. Avila Camacho 40, 23rd floor, Colonia Lomas de Chapultepec, 11000, Mexico, D.F.

II   "THE CUSTOMER" STATES:

     II.1 That it is a corporation duly incorporated under the laws of the state of Texas, U.S.A. as shown by its Corporate Charter 01481013 dated February 26, 1998 granted by the Secretary of the

     * CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


     State of Texas Alberto R. Gonzales and duly certified with certificate number N 147451 dated March 9, 1998 acting as Notary Public for the State of Texas, Kathleen Keller and translated into Spanish by an authorized translator designated by the Superior Court of Justice of the Federal District.

II.2 That Charles Randy Poole as its legal representative has sufficient faculty to execute this agreement, as evidenced by a Unanimous Board of Directors Resolution of Telespan, Inc. dated April 21, 1998 granted before Notary Public Rubby E. Santiago of the State of Texas and translated into Spanish by an authorized translator designated by the Superior Court of Justice of the Federal District. .

II.3 That it presents a certified copy of the documents mentioned in the preceding recital to allow "SATMEX" to verify their authenticity.

II.4 That it will timely notify "SATMEX" in writing of any modifications of its corporate name and/or of the power of attorney granted to its legal representative.

II.5 That it satisfies the applicable laws of the countries of within the coverage of Solidaridad 2 for Region 2 in which it will operated the service and has obtained from the respective Regulatory Entities the authorization(s) required to install, operate or exploit the transmitting and/or receiving earth station(s).

II.6 That it accepts the General Conditions for Provision of Signal Conduction via Satellite through the Mexican Satellite System issued by "SATMEX" (Addendum 1) as well as the Technical Addendum (Addendum II), which duly signed by the parties, are attached hereto and form an integral part hereof.

II.7 That it is familiar with the established legal framework both on the national and international levels to which the provision of services, subject hereof, are subject, and acknowledges to use said services and abide by said legal framework, and undertakes to use the services provided to it by "SATMEX" within the established legal framework in order to satisfy its communication requirements.

II.8 That it desires to contract the rights and obligations hereunder in the terms and conditions of the Clauses and Addenda of this agreement.

II.9 For the purposes of this agreement, it shows its domicile 12500 Network Blvd., Suite 407, San Antonio, Texas USA.

Having stated the above, the parties agree to execute this agreement and comply with the following.

CLAUSES

                FIRST.     "SATMEX" agrees to provide THE CUSTOMER with the
* CONFIDENTIAL      lease of satellite capacity by assigning the space segment
PORTIONS HAVE       on C Band Transponders *, in accordance with the terms,
BEEN OMITTED        conditions, technical, legal and rate specifications
AND FILED           contained in this agreement and its Addenda.
SEPARATELY
WITH THE
COMMISSION

SECOND. "SATMEX" shall assign "THE CUSTOMER" the satellite access frequencies and their respective operating parameters based on the link budgets presented by "THE CUSTOMER" to "SATMEX" for each receiving and/or transmitting carrier that will accessed by its earth stations forming its network.

              "SATMEX" may modify the frequencies assigned to THE CUSTOMER, for justified reasons or optimization of space segment on the satellite, by written notice to "THE CUSTOMER" "THE CUSTOMER" agrees to make any changes within an agreed time frame thereby freeing up the prior frequencies.

              The satellite, band, coverage region, transponder, polarization, hook-up points, satellite frequencies, operation parameters, location of the earth stations, and antenna diameters are described in the Exhibit II of this agreement. The Exhibit II will be updated when "THE CUSTOMER" requests modifications or expansion of the contracted service from "SATMEX", which must first be signed by both parties.

THIRD. "THE CUSTOMER" agrees to notify "SATMEX" in writing any changes and/or modification of the names, titles, addresses, telephone number(s) and fax number(s) of the technician(s) responsible for its satellite network within five (5) days after such change and/or modification.

FOURTH "SATMEX" shall deliver to "THE CUSTOMER" in writing upon execution of this agreement the frequencies and operating parameters.

FIFTH "THE CUSTOMER" will access and occupy the space segment contracted with "SATMEX", with its own earth stations or a third party stations that are part of this network and agrees to use it exclusively to establish the public telecommunication network described in Addendum II.

SIXTH The earth stations through which the services are to be provided must satisfy the specifications and technical characteristics established by "SATMEX" to operate with the Mexican satellite system having fulfilled recommendation 580-2 of the CCIR (29-25 log) and operate with frequency synthesizers and fractional ones. The above is described in the technical memory of the network delivered by "THE CUSTOMER" to "SATMEX"

SEVENTH For billing purposes, this agreement shall be in effect three (3) days after the execution of the agreement even if "THE CUSTOMER" does not have the necessary equipment to utilize the space segment.

EIGHTH. "SATMEX" will send the monthly billing for the contracted service to the domicile shown by "THE CUSTOMER" within the first five (5) business days of each month, which will be in advance. Billing will be calculated by applying the corresponding tariff for the type of service.

              If "THE CUSTOMER" does not timely receive the invoice at its domicile, it shall notify "SATMEX's" collection department in order to obtain the data it needs to timely pay the bill. However, said situation does not release "THE CUSTOMER" of its payment obligation.

NINTH. If "THE CUSTOMER" objects to any bill issued by "SATMEX", it shall send a request for verification and/or adjustment in writing, stating the reasons and causes for its objection, no later than within five (5) working days following the date of receipt thereof. If its objection is found to be correct, "SATMEX" will proceed to correct its bill, extending the payment due date for the equal number of days that elapsed between the original issued date and the corrected date.

              In order to correct the said bill as soon as possible, "THE CUSTOMER" agrees to provide all the necessary help to "SATMEX".


              * CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

TENTH.        "THE CUSTOMER" agrees to provide a bond to "SATMEX" to guarantee payment for the service for * that is equal to three (3) times the
*CONFIDENTIAL monthly invoice. Said bond shall be issued by a duly authorized
PORTIONS      Mexican institution with "SATMEX" as loss payee.
HAVE BEEN
OMITTED       "THE CUSTOMER" agrees to deliver the said guarantee, within five
AND FILED     (5) business days of execution of this agreement.
SEPARATELY
WITH THE      The bond must contain the following written conditions by the
COMMISSION    institution providing the bond.

              -That the bond be granted in the terms of this agreement.

              -That in the event Addendum II is modified, "THE CUSTOMER" shall make any adjustments necessary regarding the bond , within three
              (3) business days of any modification(s).

              -That the bond will be in full force until "SATMEX" authorizes in writing its cancellation.

              -That it expressly submits to the jurisdiction and competency of the Federal Courts of Mexico City, resigning to the forum that would correspond due to its present or future domicile or to other causes.

              -That it expressly submits to the execution procedure foreseen in Articles, 95bis and 118 of the "Federal Law of Bond Institutions".

ELEVENTH.     "THE CUSTOMER" agrees to pay "SATMEX", in advance, for the service tariff number *
*CONFIDENTIAL
PORTIONS      "THE CUSTOMER" agrees to pay by the fifteenth (15) day of each
HAVE BEEN     month. If "THE CUSTOMER" fails to make two (2) consecutive monthly
OMITTED       payments, the service will be suspended. In order to reactivate
AND FILED     "THE CUSTOMER" must pay all outstanding invoices, late payment
SEPARATELY    fees and reconnections charges.
WITH THE
COMMISSION    When "THE CUSTOMER" fails to pay two (2) or more monthly payments,
              "SATMEX" may assign the capacity to another party.

TWELFTH. Late payment fees are calculated based on the rate resulting from the sum of the Interbank Rate "TIE" issued by Banco of Mexico, plus fifty percent (50%), in proportion to the number of days of delay, divided between twelve (12) months on unpaid balances of the monthly amounts owed.

              Said fees shall apply from the day following payment due date up to the day payment is received by "SATMEX".

THIRTEENTH.   "SATMEX" shall only be responsible, for purposes of compensation, for service interruptions for space segment or of its own equipment, except for causes indicated in Paragraph TWENTY.

              In the event of a service interruption, "THE CUSTOMER" shall immediately notify the "SATMEX" Satellite Control Center so that it can determine the cause, correct the failure and reestablish service; it shall also give written notice to "SATMEX" so that, if applicable, and on the basis of the technical report of the Control Center, the respective compensation can be made as established in Addendum I.

              "SATMEX" may interrupt the service whenever necessary to provide maintenance to its installation or equipment, among others, in coordination with "THE CUSTOMER" with no compensation due. In any event, "SATMEX" will attempt to make the least interruptions in order to cause the least damage possible to "THE CUSTOMER".

              "SATMEX" will not be required to pay compensation for interruptions in the service derived from the operation of earth stations not authorized or technically approved and that cause interference.

FOURTEENTH.   The effective term of this agreement shall be for three (3) years from the date of execution of this agreement.

FIFTEENTH.    "SATMEX" may at any time terminate the present agreement, without liability, for justified causes or reasons duly justified and proven, notifying "THE CUSTOMER" thirty (30) business days in advance.

              "THE CUSTOMER" may cancel portion of its satellite capacity or terminate this agreement, by notifying "SATMEX" in writing ninety
              (90) business days in advance

              In the event "THE CUSTOMER" cancels a portion of its satellite capacity or terminates this agreement before the term has expired as stated in Paragraph Fourteen, "THE CUSTOMER" shall pay "SATMEX" a one-time payment before the date requested by "THE CUSTOMER" an amount equal to the difference between the already paid and the tariff corresponding to one year agreements for each month in which the service was provided; in addition, at the same time "THE CUSTOMER" shall pay an amount whichever is greater:

              a) Twenty percent (20%) of the total payments unpaid from the date of termination of this agreement up to the end of the original agreed term. In the event the notification is given during the last third of the original agreed term, the percentage shall be reduced to 15%, or

              b) The monthly tariff applicable to one year agreements, for each month remaining to conclude the original agreed term not exceeding twelve (12) months.

              In the event of partial cancellation the above mentioned payment shall apply only to the capacity affected.

              The termination date must be referenced as a calendar month (last day of month).

              The premature cancellation or termination of a service does not release "THE CUSTOMER" from its obligation to pay outstanding amounts or late payment fees.

              "SATMEX" reserves the right to assign to another party the satellite capacity released by premature termination the day following the termination or cancellation date.

SIXTEENTH     "SATMEX" may terminate this agreement for any of the following causes:

              I. If "THE CUSTOMER" assigns this agreement to a third party without previous consent in writing from "SATMEX".

              II. If "THE CUSTOMER" fails to pay two (2) consecutive monthly invoices or three (3) service interruptions during a one (1) year period.

              III. If "THE CUSTOMER" does not comply to the satellite access parameters indicated by SATMEX.

              IV. If "THE CUSTOMER" does not deliver in time and form the guarantee stated in Paragraph Ten.

              V. If "THE CUSTOMER" becomes the subject of bankruptcy, insolvency, reorganization or liquidation proceeding or finds itself under any of the conditions found in Article 2 of the Bankruptcy and Reorganization Law.

              VI. If "THE CUSTOMER" does not accept any relocation that "SATMEX" may assign on its satellites.

              VII. In general if "THE CUSTOMER" does not fulfill any of its obligations of this agreements as well as its Addenda.

SEVENTEENTH.  If "SATMEX" considers that "THE CUSTOMER" has incurred in any of the causes of termination mentioned in the previous paragraph, `SATMEX" shall notify `THE CUSTOMER" in writing . "THE CUSTOMER" shall have fifteen (15) business days to respond. If "THE CUSTOMER" does not respond or if after "SATMEX" has reviewed "THE CUSTOMER's" response and "SATMEX" believes "THE CUSTOMER's" response is not satisfactory, "SATMEX" shall issue its resolution.

              In the event that "SATMEX" terminates this agreement, "THE CUSTOMER" agrees to make the payment referred to in Paragraph FIFTEEN.

EIGHTEENTH.   "SATMEX" shall have the option of applying a conventional penalty in addition to the mentioned in Paragraph Fifteen in the event
              "THE CUSTOMER" does not fulfill any of its responsibilities under this agreement which shall not exceed 10% of the total monthly payment or request that "THE CUSTOMER" because of its nonfulfillment payment for damages resulted to "SATMEX".

NINETEENTH.   In the event the parties do not agree, the representative elected by "SATMEX" shall notify in writing "THE CUSTOMER's" representative its objections immediately following detection so that both parties may reach an agreement to resolve the dispute.

              In the event the parties do not reach an agreement within ten (10) calendar days, the parties may request the intervention of the legal representatives of each party to reach an definite agreement regarding the nonfulfillment or disagreement. In the event the legal representatives do not reach an agreement, the parties shall proceed to the established in Paragraph 23.

TWENTIETH.    "SATMEX" shall not be responsible for specific but not unlimited damages suffered by "THE CUSTOMER" or by third parties because of a delay in delivery of the service, deficient operation that could occur of the space segment as well as interruptions of service of the space segment or equipment due to fortuitous events or force majeure.

TWENTY-FIRST. The parties agree to conserve all information and documentation exchanged by the parties as strictly confidential except for (i) if requested by the legal or administrative authorities or (ii) if such information is considered to be public knowledge.

              The parties may only utilize the confidential information only through previous written consent from the other party.

TWENTY-SECOND. This agreement only covers the service provided by "SATMEX". "THE
              CUSTOMER" agrees to obtain authorization or a license from the proper authorities wherever the earth station(s) are located.

TWENTY THIRD. In the event of controversy regarding the fulfillment, contents, interpretation and scope of this agreement as well as anything not specifically stated herein, the parties agree to submit to the Federal District civil court and the jurisdiction and enforcement of the Federal Courts of Mexico City, waiving any other jurisdiction which may correspond to them for reason of their present or future domiciles or for any other reason whatsoever.

This agreement is executed in duplicate with each party receiving any original in Mexico City on April 28, 1998.

                SATMEX                    CUSTOMER

                (SIGNATURE)               (SIGNATURE)

          ING. LAURO GONZALEZ MORENO      CHARLES RANDY POOLE
          PRESIDENT                       LEGAL REPRESENTATIVE

                                                                      ADDENDUM I

SATELITES MEXICANOS, S.A. de C.V.

GENERAL CONDITIONS FOR THE PROVISION OF SATELLITE SIGNAL CONDUCTION VIA THE MEXICAN SATELLITE SYSTEM.

General Conditions for the Provision of Satellite Signal Conduction via Mexican Satellite System, in which Satelites Mexicanos, S.A. de C.V. hereinafter SATMEX, shall provide the service via the satellites for which it has been granted a Concession by the Mexican Federal Government.

CHAPTER I
GENERAL PROVISIONS

1st ARTICLE   The purpose of this document is to set forth the general
              conditions which will govern the service provided by SATMEX.

2nd ARTICLE   The service which SATMEX will provide, consists of signal
              conduction via satellite, on C and KU Bands of the Mexican
              Satellite System, observing the provisions of its Concession
              Certificate, the Federal Telecommunications Law, the Communication
              Via Satellite Regulation, the Federal Law of Radio and Television and its Regulation, the UIT Consitution and Agreement, the International Telecommunications Regulation, International
              Treaties on the subject matter approved by the Senate of the Republic, and other administrative provisions on the subject matter.

3rd ARTICLE   The definitions of the technical terms used in the contracts, agreements or accords, shall be understood according to the definitions contained in the documents indicated in above 2nd
              Article, and any definitions issued by the Telecommunications
              Standardization, Radio Communications sectors and the Development of Telecommunications of UIT, as well as the Glossary of Terms used in Telecommunications published by the Ministry of Communications and Transportation through the Federal
              Telecommunications Commission and/or Telecommunications of Mexico.

4th ARTICLE   SATMEX will provide the service to establish a communication link in national or international territory for customers who so require. Customers have the responsibility to obtain the necessary concessions, permits or authorizations from the Federal Mexican
              Government or the authorities on the subject matter of each country.

5th ARTICLE   The earth stations and equipment to establish satellite links must be authorized by the Ministry of Communications and Transportation, must comply with Mexican Official Standards of technical specifications for services related to the conduction of signals between fixed points via the use of the Mexican
              Satellites. For the case of earth stations located abroad, Recommendation 580-2 of CCIR (29-25 log of 6) must be complied with.


CHAPTER II
PROVISION

6th ARTICLE   The services will be provided under the following conditions:
              Permanent - 24 hours a day, every day of the month or, less than 24 hours by the hour or fraction thereof, at the same time, during every day of the month.

              Occasional. For a determined time(s) of day and date(s) previously established for that occasion(s).

              For each of the foregoing, tariffs and regulations will be established.

7th ARTICLE   Permanent service will be provided based on three categories according to continuity priority in the event of a contingency or partial or complete breakdown of the assigned satellite, as follows:

              FULLY PROTECTED SERVICE. The service which has a total backup on the same satellite or on another SATMEX satellite, except when the failure is caused by the actions or failure of the customer to fulfill SATMEX's conditions.

              NON-INTERRUPTED SERVICE. The service whose transponder has backup amplifiers and is not interrupted to give priority to a protected service, but does not have in the event of failure immediate protection on another transponder or satellite.

              INTERRUPTED SERVICE. The service subject to interruption as required at any time to give immediate protection to a protected service and to a non-interrupted service since these are priorities. In its normal operation the transponders has backup amplifiers.

              Each category of permanent service has a different tariff defined in the Tariff Manual and Technical Addendum (Addendum II of the corresponding agreement)

              When requesting the service, the customer shall indicate to SATMEX the band and the category of service it wishes to contract; however,, each service category is subject to the availability of the capacity of the space segment determined for each category at the time of contracting. SATMEX will indicate to future customers the availability of the space segment by category, tariffs and conditions for the provision of the service.

              The space segment for national security and social welfare has maximum priority over any service category in the event of a emergency.

              Occasional service will be provided subject to availability of the capacity to provide this type of service, for the dates and time requested. SATMEX will attend to the demand for the space segment for occasional services through the International Center for Reserve and Programming of Occasional Services (Booking).

8th ARTICLE.  The space segment will be assigned based on information carriers and standard transmission speeds, by complete transponder or by fractions of bandwidth and/or transponder power, measured in megahertz (MHz) and watt decibels (dBw), respectively.

9th ARTICLE.  When contracting for the service, the client shall deliver a technical memory describing the network, its topology, the earth stations and equipment, access means to the satellite, the required capacity and link budget for each carrier, according to the format previously delivered by SATMEX. As well, SATMEX will publish a technical manual of its satellites, with the technical information, coverages, transponder parameters, sites, etc., required for customers to develop their network and calculate the antenna diameter and link requirements.

10th ARTICLE. SATMEX, based on the requested capacity and the technical information presented by the customer, shall assign the satellite, transponder for each carrier contracted for, the transmission and reception frequencies, polarization and operating parameters, such as modulation, forward error correction (FEC), bandwidth (MHz), and earth station power requirements (dBw).

              The frequency receivers of the customers earth station must be efficient and for kilohertz. The operation of equipment with adjustable frequencies via crystals or with tuning limitations is not recommended because this does not allow the relocation of service in the event of interference and can also result in greater consumption of the bandwidth chargeable to the customer.

11th ARTICLE. The technicians responsible designated by the customer to operate its earth stations of its satellite network may not exceed the normal parameters for access to the satellite assigned to each carrier. The personnel of SATMEX Center for Primary of Alternate Satellite Control of SATMEX, on detecting excesses, will immediately coordinate with the persons responsible for the earth station or the network, to make the necessary corrections. If the customer does not make the required correction, the customer shall be subject to fines for the use of excessive bandwidth or power or for damages caused to other customers.

              The fines will be for an amount resulting from applying the highest rate for the affected bandwidth and/or power affected, in addition to, if applicable, any compensation which SATMEX must pay the affected customer or customers. Payment of fines does not imply authorization to continue operating the service outside of the assigned parameters for access to the satellite.

              If the customer finds it necessary to operate with a higher level of satellite power, it may request SATMEX to authorize (with link budgets, and if authorized apply any adjustments to their invoice.

              The customer will include in the technical memory of its satellite network for each one of the earth stations that access the satellite assigned to SATMEX, the domicile(s), responsible technicians, telephone number(s) and facsimile (fax).

              SATMEX, shall deliver to customer in writing upon execution of the agreement, the access frequencies to the satellite and its operation parameters.

12th ARTICLE. Prior to accessing the satellite, customer shall coordinate with the Primary or Alternate Control Center the required technical tests of their earth stations consistently with the procedure and protocol established by SATMEX.

              SATMEX will grant its customers a maximum period of three (3) calendar days, at no cost, starting from the date on which they are notified of the assignment of the space segment contracted for, with the frequency and operating parameters, to allow them to conduct the tests of their earth station(s) and adjustments, in coordination with the Primary or Alternate Control Center.

              At the conclusion of this period, irregardless of whether the tests have been conducted, it will be understood that the service has been made available to the customer and the billing period will commence.

13th ARTICLE. The earth stations that do not satisfy the isolation, radiation pattern tests or any other parameters that affect or can affect other signals or satellites will not be authorized to operate with the satellites until corrected without any liability for SATMEX.

              As well, if an already approved earth station during its operation produces interference to other signals will suspend its access until corrected. In this case the customer must give the Primary or Alternate Control Center assistance to eliminate such interference.

              In the event the responsible party for the earth station(s) does not fulfill the indications of the Primary or Alternate Control Center to correct or deactivate the earth station producing the interference, the customers shall pay SATMEX a fine in an amount equal to 1% of the monthly tariff for each hour or portion thereof of delay.

              In the event of earth stations that access a satellite for occasional service, these earth stations must always coordinate testing and power adjustments at least fifteen (15) minutes before the hour indicated for the event. If this testing is not done, the Primary or Alternate Control Center shall not allow access to the earth station.

     The customer agrees to oversee the operating state of the earth stations and that these do not produce interferences to its own signals, other customer's signals o to other satellites.

ARTICLE 14. When a customer is affected in its signals by an unknown or undetermined interference and that cannot be corrected immediately, the customer shall have the option of being relocated immediately to a free space to continue its communications.

              This should be immediately reported to the monitoring area of the Primary or Alternate Control Center so that they can coordinate with the assignment area, and support any relocation activities. In this event, SATMEX shall give the customer new frequencies and operating parameters either temporary or definite.

              Expenses implied by any relocation of frequencies shall be the customer's responsibility.

ARTICLE 15.   Any modification in service or relocation must be requested thirty
              (30) days in advance and the corresponding technical memory and link budget shall be included for the modified carriers or new sites.

              The customer must not make any changes without previous coordination with SATMEX.

CHAPTER III.
AGREEMENTS

ARTICLE 16. To contract the service the customers must have a public network concession or license as stated in articles 24 and 31 of the Federal Telecommunications Law and in accordance with the established in the Regulations for Satellite Communications. Any concession or license shall be the customer's responsibility. A copy of this document must be presented to SATMEX so that it becomes an integral part of the agreement as an Addendum.

ARTICLE 17. Terms of the agreements will be specified in each document executed by the customers in accordance with the following:

              III. The minimum term shall be determined by the type of service requested by the customer and shown in the corresponding tariff.

              IV. The agreement for permanent services offered by SATMEX shall have a 1 year minimum and three (3), five (5) and ten (10) years for long term agreements. The agreements can be terminated in the event of satellite failure and as long as there is no replacement capacity.

              For periods shorter that one (1) year, the rule indicated in the respective tariff will apply.

              III To calculate the term of the Permanent Service agreement, it will be understood that it begins as of the day following the date on which the agreement is signed.

              IV Occasional services must be contracted at least six (6) hours in advance on business days, except in the cases, indicated in paragraph VI of this article.

              V Customers may cancel any occasional service contracted, or they may expand the time requested. In both cases, they will be subject to the minimum payment or the surcharge indicated by corresponding tariff.

              VI Urgent occasional services will be provided if contracted with less advance notice that indicated in paragraph IV, provided that it is technically possible to supply them, in which case a surcharge will apply of up to fifty percent (50%) of the respective tariff.

              In this case, the mere receipt of written communication from the customer through its legal representative or technical representative requesting the service will suffice to confirm the provision of the service.

              If SATMEX is technically unable to provide the requested service, it will notify the customer by the most convenient method.

18th ARTICLE. The rights and obligations under the agreements may be assigned to third parties by the customer with the prior express written consent of SATMEX. For this, the new interested party must subscribe and execute the relevant agreement.

19th ARTICLE. Customers are required to give written notice to SATMEX at least thirty (30) business days in advance of any modification they are going to make of its corporate name, change of domicile, legal representative(s), telephone and facsimile (fax) number(s).


CHAPTER IV.
GUARANTEES

20th ARTICLE. SATMEX may, at its discretion, demand payment guarantees, which will be specified in form and amount of each agreement.

CHAPTER V.
BILLING.

21st ARTICLE. The amounts that result from applying the contracted service rate will be notified to customers monthly, indicating the amount, form, place and date of payment, by an official invoice which will be valid when it shows bank payment validation or SATMEX's stamp evidencing payment. The invoice, with and exhibit itemizing the charges applied, will be sent to the customer's domicile shown by customer in the agreement. Invoices issued to customers with a domicile in Mexican territory will be stated in domestic currency and will include the value added tax (IVA). Invoices to customers with domicile outside of Mexico will be stated in dollars, United States of America currency, excluding Mexican taxes.

22nd ARTICLE. The amount stated in the monthly invoice for services provided will be the result of applying the respective tariff to the class of service contracted, pursuant to the provisions of SATMEX Addendum II of the respective agreement.

              When the rate is stated in United States of America dollars, for its national currency billing, the exchange rate that is published by "Banco de Mexico' at the closure of the last working day of the prior month in which the service is provided shall apply.

23rd ARTICLE. When the magnitude of some of the concepts used to apply the tariffs reflect fraction higher that those established in the tariff, they will be converted to unit values, to the 10th or 100th, rounding them out upward to the immediately higher number, as needed.

24th ARTICLE. As to the concepts used for applying the tariff that are in terms of time (hours or part of and hour), they will be considered in the form stated in the tariff applicable to the service contracted.

25th ARTICLE. Invoices for the supply of permanent services will cover periods of one calendar month, except when the service commences on a day other than the first day of the month, in which case the first invoice will cover the amount corresponding to the number of days still remaining in said month in which the service is provided.

26th ARTICLE. Public or private natural or corporate persons shall pay the amounts shown in their monthly invoice no later than the fifteenth
              (15) day of each month, at the places and times indicated by SATMEX and/or stated on the invoice.

27th ARTICLE. If the customer does not timely receive the invoice at its domicile in the first five (5) working days of each month, it shall notify SATMEX's collection department in order to obtain the data it needs to timely pay the bill. However, said situation does not release it of its payment obligation, particularly in the case of a monthly fixed charge. In every case, customer shall ask for its outstanding balance from SATMEX's collection office.


CHAPTER VI.
PAYMENTS.


28th ARTICLE. SATMEX will publish a manual containing the tariffs and general provisions authorized by the Ministry of Communications and Transportation which are to be applied to the various public satellite services, and will deliver a copy to the customer of the tariff for the service contracted.

29th ARTICLE. Customers will make their payments to SATMEX for satellite services provided at the banks authorized by SATMEX or directly to SATMEX's cashier, within the following periods:

     I Permanent services at a fixed monthly charge are to be paid by the fifteenth (15) day of each month that the service is provided.

     II       Occasional services are to be paid before provided.

     III Foreign-resident customers are to pay their invoices during the period indicated in the first paragraph of this article and in the same currency in which the invoice is presented.

     Customers may arrange with SATMEX for other forms for making monthly payments, such as an electronic bank transfer.

30th ARTICLE. If customer does not promptly pay its invoices, SATMEX will notify the customer its outstanding invoices and apply late payment fees beginning the next day following due date.

31st ARTICLE. SATMEX will at all times have the right to suspend the service in the event of a failure to pay two months' bills. In the event of a suspension, customer will have ten (10) business days to pay its outstanding invoices; in order to reactivate the service, the customer must first pay its outstanding amount, reconnection charges and late payment fees.


CHAPTER VII.
COMPENSATIONS.

32nd ARTICLE. For purposes of compensation, SATMEX will be liable only for service interruptions for space segment, except for acts of God or force majeure.

              SATMEX shall not have any responsibility for harm and damages caused by interruptions of the service to the customer or third parties.

33rd ARTICLE  SATMEX will not be required to pay compensation for interruptions of service caused by the operation of earth station(s), owned by customer, for lack of authorization or not technically approved that causes interference, as well as for the partial or total suspension of a interruptible service for giving immediate protection to a fully protected or non interrupted service which has priority.

34th ARTICLE. In the event of an interruption in the provision of the service, the customer shall immediately notify the SATMEX Control Center in order to determine the cause, correct the failure and reestablish the service; customer also agrees to give written notice to SATMEX so that it may make the respective compensation if applicable based on the Control Center's technical report.

              The compensations will be considered from the date in which SATMEX Control Center issues the confirmation report of the causes that originated the interruption.

35th ARTICLE. Interruptions of the service provision imputable on SATMEX will be compensated as follows:


              II.       In case of permanent services supplied during the 24
                   hours of the day, only interruptions of three (3) continual hours will be compensated. The compensation will be equal to one-eighth of the billing for one (1) day. Part of an hour will be computed as a full hour.

              II.       Occasional or periodic services provided for periods of
                   hours, half-hours or minutes: for each minute of interruption, the compensation will be equal to the rate per minute, applied to the number of minutes during which the interruption persisted.

              II.       SATMEX will not consider requests for compensation when
                   the interruption results from negligence of the customer or a breakdown of its apparatus and equipment, the maintenance and operation whereof correspond to the customer.

              II.       Compensation, when applicable, will be credited to the
                   customer in the invoice payable of the second and third month subsequent to the month in which the interruption occurred.

              II.       As to occasional services, if the customer requests a
                   suspension of already initiated service prior to the conclusion of the contracted schedule, customer will not be entitled to any compensation.

              II.       Refunds will proceed only when it is not possible to
                   apply the compensation to other periods or services of the customer.


CHAPTER VIII.
PREMATURE TERMINATION.


36th ARTICLE. SATMEX may at any time terminate the agreement with no liability on its part, for justified causes or for reasons duly motivated and justified giving notice to customer thirty (30) business days in advance.

37th ARTICLE. Customer may terminate the respective agreement, notifying SATMEX in writing at least thirty (30) business days in advance for short-term services, and ninety (90) business days in advance for long-term services.

              In the case of permanent services, if customer terminates the service prematurely - that is, before the conclusion of the agreed term, it shall pay, except where termination results from a failure of the satellite and/or replacement capacity is not available, the following penalties:

              The amount resulting of the difference between the amount paid and the monthly rate corresponding to one (1) year agreements for each month that the service has been provided; and in addition the customer shall pay in the same date the highest amount that results from:

              a) Twenty percent (20%) of the total payments unpaid from the date
              of the termination until              the end of the originally
              agreed term of the respective agreement. If the termination occurs during the second third of the term of the agreement, the percentage will be reduced to fifteen percent (15%).

              b) The monthly tariff corresponding to one year agreements for each month until the conclusion of the original period of the agreement, not to exceed twelve (12) months. Failure to give notice referred to in the first paragraph of this article will allow SATMEX to continue providing the service in the implied manner, and charge the accounts in full for the ensuing months until customer gives notice of renewal or termination, as the case may be.

              The cancellation or premature termination of a service does not release the customer from prior debts or late payment fees.

              SATMEX reserves the right to assign to other customers the released satellite capacity on the next day following the termination date.

38th ARTICLE. Agreements for occasional or periodic services may be terminated in advance when the customer timely gives the termination notice with the following periods:

              1. If the service is canceled before ten (10) calendar days prior to the date of the event, no charge will apply.

              2. If the service is canceled between ten (10) calendar days and forty-eight (48) hours prior to the event, a charge for the equivalent of sixty percent (60%) of the price of the requested service will be imposed.

              3. If the service is canceled forty-eight (48) hours prior to the event, or the service is not used, one hundred percent (100%) of the price of the requested service will apply.


CHAPTER IX
CAUSES FOR TERMINATION


39th ARTICLE  SATMEX may terminate a service agreement in the following events:

              I.   If customer assigns in any way the rights and/or obligation
              derived of the corresponding            agreement to third
              parties, without the previous written consent by SATMEX.

              II. If customer fails to pay two (2) consecutive bills for the service provided or three (3) suspensions of said bills in a one
              (1) year period.
              III. If customer does not comply with the satellite access parameters indicated by SATMEX.

              IV.  If customer does not provide the guarantee stated in article
              20.

              V. If customer becomes the subject of bankruptcy, insolvency, reorganization or liquidation proceeding or finds itself under any of the conditions found in Article 2 of the Bankruptcy and Reorganization Law.

              VI. If customer does not accept the relocation that SATMEX should assign.

              VII. In general, if customer fails to comply with any of the obligations under the respective agreement, or its addenda.

40th ARTICLE. If SATMEX has elements to prove that customer has incurred in any of the causes for termination, it will give written notice to customer to such effect within fifteen (15) business days to allow customer to asse rt its rights.



                    SATMEX                         THE CUSTOMER

                    (Signature)                    (Signature)

          ING. LAURO ANDRES GONZALEZ MORENO      CHARLES RANDY POOLE

          PRESIDENT                                PRESIDENT

          * CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                  ADDENDUM II
                           INTERNATIONAL SERVICE OF
                        SIGNAL CONDUCTION VIA SATELLITE

                              GENERAL INFORMATION

Customer:        TELESPAN, INC.                       R.F.C.
Address:         12500 NETWORK BOULEVARD, SUITE 407
City:            SAN ANTONIO TEXAS USA                Zip Code:     78249
Contract No.     094-I            Date:               Term:         3 years
Legal Rep:       CHARLES RANDY POOLE
Telephone:       (210) 558 60 90            Fax:              (210) 558 60 95

                  TECHNICAL INFORMATION OF ASSIGNED CAPACITY

Type of Network:      POINT TO POINT             Bandwidth: *                             *
Type:                 PUBLIC                     Transponder Power                        CONFIDENTIAL
Satellite:            *             Band:  C     Service Category: Uninterrupted          PORTIONS
Orbital Position: 113 degrees 0"  Transponder: *   Ranges:                                HAVE BEEN
Region:               R2          Polarization: H/V  Connectivity: R1/R2, R1/R3           OMITTED AND
     No. of Carriers  Freq.         Speed (Kbps)     Modulation    FEC   Access           FILED
                                                                                          SEPARATELY
                                                                                          WITH THE
                                                                                          COMMISSION

Teleport: SAN ANTONIO TEXAS


                                    TARIFF

Tariff No: 3
Term:   *           Monthly Charge: * USD                                                 * CONFIDENTIAL
Commencement Date: May 1, 1998  Termination Date: April 31, 2001                          PORTIONS HAVE
                                                                                          BEEN OMITTED
Observations: Nominal bandwidth in accordance with applicable rules                       AND FILED
                                                                                          SEPARATELY
                                                                                          WITH THE
Mexico, D.F.  April 28, 1998                                                              COMMISSION.



          SATMEX                         THE CUSTOMER

          (Signature)                    (Signature)

     ING. LAURO ANDRES GONZALEZ MORENO      CHARLES RANDY POOLE
          PRESIDENT                           PRESIDENT